UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 26, 2011, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company’s earnings and business for the quarter and year ended December 31, 2010. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.

In the attached press release, the Company discloses:

(i) earnings per share for the quarter and year ended December 31, 2010, each adjusted to exclude the effect of the payment of an additional compensation agreement entered into in connection with the offering of Cohen & Steers Select Preferred and Income Fund, Inc. and recoveries on the sale of securities;

(ii) operating expenses, operating income, and operating margin for the quarter ended December 31, 2010, each adjusted to exclude the effect of the payment of an additional compensation agreement entered into in connection with the offering of Cohen & Steers Select Preferred and Income Fund, Inc.; and

(ii) earnings per share for the year ended December 31, 2009, adjusted to exclude the effect of other-than-temporary impairment charges recorded on the Company’s available-for-sale securities.

The Company’s management believes that because the aforementioned charges relate to non-core elements of its business, the disclosed non-GAAP earnings per share, operating expenses, operating income, and operating margin information enhance understanding of the Company’s operating performance.

A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While the Company’s management believes that this non-GAAP financial information is useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: January 26, 2011	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated January 26, 2011 issued by the Company with respect to the Company’s fourth quarter and year ended December 31, 2010 earnings.